SOUTHWESTERN PUBLIC SERVICE COMPANY
                           EPS PERFORMANCE UNIT PLAN

1. PURPOSE

     The purpose of the Southwestern Public Service Company EPS Performance Unit Plan is to aid the Company and its Subsidiaries in employing and retaining qualified and competent personnel and to encourage significant contributions by such personnel to the success of the Company and its Subsidiaries by providing additional incentive to those employees who contribute significantly to the successful and profitable operations of the Company and its Subsidiaries. It is believed that this purpose will be furthered through the granting of Performance Units to key employees, as authorized under the P lan and as set forth in the written instrument evidencing the Performance Units so granted, so that such employees will be encouraged to improve shareholder returns by increasing earnings per share and will be enabled to increase their ownership of Shares by facilitating the exercise of Options gra nted to them under the Company's 1989 Plan for the continued success of the Company and its Subsidiaries

2. DEFINITIONS

     When used herein, the following terms shall have the meanings set forth below:

     2.1 "Board" means the Board of Directors of the Company.

     2.2 "Code" means the Internal Revenue Code of 1986, as amended.

     2.3 "Committee" means the members of the Board's Compensation Committee.

     2.4 "Company" means Southwestern Public Service Company, a New Mexico corporation.

     2.5 "Corporate Transaction" means a transaction in which the Company is wholly or partially liquidated, or participates in a merger, consolidation, or reorganization.

     2.6 "Grantee" means a person to whom Performance Units are granted.

     2.7 "ISO" means an Option award under the 1989 Plan which meets the terms and conditions established by Section 422 of the Code and applicable regulations.

     2.8 "1989 Plan" means the Company's 1989 Stock Incentive Plan.

     2.9 "NQSO" means an Option awarded under the 1989 Plan other than an ISO.

     2.10 "Operating Committee" means a committee consisting of the Chief Executive Officer of the Company and such other officers of the Company as the Chief Executive Officer may designate to serve thereon at the pleasure of the Chief Executive Officer.

     2.11 "Option" means the right granted pursuant to the terms of the 1989 Plan to purchase a number of Shares, at a price, for a term, under conditions, and for cash or other consideration fixed by the Committee and expressed in the written instrument evidencing the Option. An Option may be either an ISO or NQSO.

     2.12 "Performance Unit" means a promise by the Company to grant a credit or,



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if applicable, to make a payment to the Grantee, which shall be contingent upon the achievement of one or more performance targets based on objective measures of financial performance of the Company specified by the Comm ittee and as determined by reference to dollar amounts. All Performance Units shall be payable in accordance with the terms and conditions of the written instrument evidencing the grant of such Performance Units.

     2.13 "Plan" means the Company's EPS Performance Unit Plan.

     2.14 "Shares" means the shares of the Company's $1 par value common stock except that, if any rights under an Option pertain to any other security due to the operation of the adjustment provisions of the 1989 Plan, the term "Shares" shall include such other security.

     2.15 "Subsidiary" means any business, whether or not incorporated, in which the Company, when a Performance Unit is granted to an employee thereof, or in other cases, at the time of reference, owns directly or indirectly not less than 50 percent of the voting equity interest.

     2.16 "Successor" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise Performance Units, by bequest or inheritance or by reason of the Grantee's death, as provided in accordance with Section 7 hereof.

3. ADMINISTRATION OF THE PLAN

     3.1 The Plan shall be administered by the Committee.

     3.2 Subject to the provisions of the Plan, the Committee, as to Performance Units granted to an officer of the Company or a Subsidiary, and the Operating Committee, as to Performance Units granted to an employee who is not such an officer, shall have the authority to determine:

     (a) to whom Performance Units shall be granted;

     (b) the restrictions on transfer and forfeiture with respect to Performance Units; and

     (c) any other terms and conditions of Performance Units consistent with the Plan.

     Performance Units granted to officers of the Company or a Subsidiary shall be made only in accordance with the recommendation of the Committee and with the approval of the Board. Performance Units granted to employees who are not officers shall be made in accordance with the recommendation of the Operating Committee and with the approval of the Committee.

     3.3 The Committee may construe and interpret the Plan, reconcile inconsistencies thereunder, and supply omissions therefrom. Any decision or action taken by the Committee in the exercise of such powers or otherwise, arising out of or in connection with the construction, administration, interpret ation, and effect of the Plan and of its rules and regulations, shall be conclusive and binding upon each Grantee and his or her Successor.

     3.4 The Committee may appoint a secretary, who need not be a member of the Committee but must be an officer or other employee of the Company, and may establish and amend such rules and regulations for the conduct of its business and the administration of the Plan as it shall deem advisable.

     3.5 No member of the Committee or the Operating Committee shall be liable,



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in the absence of bad faith, for any act or omission with respect to his or her service or the Committee or the Operating Committee as respects the Plan.

     Service on the Committee is declared to constitute service as a Director of the Company, so that the members of the Committee shall, for their acts and omissions as such, be entitled to the benefits of the Company's Restated Articles of Incorporation and to indemnification and reimbursement as Di rectors of the Company pursuant to its Bylaws or any contract and to the benefits of any letter of credit, insurance policy, or other arrangement maintained by the Company providing coverage for acts or omissions of Directors of the Company or benefits with respect to the payment by or on behalf of the Company of such indemnification and reimbursement.

     Service on the Operating Committee as to the Plan is declared to be service as an officer of the Company, so that the members of the Operating Committee shall, for their acts and omissions with respect to the Plan, be entitled to indemnification and reimbursement as officers of the Company pursua nt to its Bylaws, or any contract and to the benefits of any letter of credit, insurance policy, or other arrangement maintained by the Company providing coverage for acts or omissions of officers of the Company or benefits with respect to the payment by or on behalf of the Company of such indemnif ication and reimbursement.

     3.6 The Operating Committee shall inform the Committee as to its actions with respect to the Plan in such manner, at such times, and in such form as the Committee may request. The Committee shall regularly inform the Board as to its actions under the Plan in such manner, at such times, and in su ch form as the Board may request.

4. ELIGIBILITY

     Performance Units may be granted under the Plan only to key employees of the Company or a Subsidiary, including officers, who also have been granted Options. A Director who is not an employee shall not be eligible to receive Performance Units. Performance Units may be granted to eligible employee s whether or not they have received prior Performance Units under the Plan and whether or not they are participants in other benefit plans of the Company.

5. PERFORMANCE UNITS

     5.1 Subject to the terms of the Plan, the Committee may from time to time grant Performance Units to officers of the Company or a Subsidiary, and the Operating Committee may from time to time grant Performance Units to other eligible employees. The number of Performance Units to be granted to ea ch Grantee shall be determined by the Committee in the case of the grant of Performance Units to an officer of the Company or a Subsidiary or by the Operating Committee in the case of the grant of Performance Units to an eligible employee who is not such an officer and as set forth in the written i nstrument evidencing the Performance Units so granted.

     5.2 Performance Units shall be subject to such terms and conditions with respect to vesting, timing, and amount of payments (including income tax reimbursement provisions) as may be determined by the Committee in the case of the grant of Performance Units to an officer of the Company or a Subsid iary or by the Operating Committee in the case of the grant of Performance Units to an eligible employee who is not such an officer and as set forth in the written instrument evidencing the Performance Units so granted.

6. NONTRANSFERABILITY OF RIGHTS

     No rights under any Performance Units shall be transferable by the Grantee



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otherwise than by will or the laws of descent and distribution, and the written instrument evidencing the grant of Performance Units shall so state.

7. DEATH OR TERMINATION OF EMPLOYMENT

     7.1 Subject to the provisions of the Plan, there may be included in the written instrument evidencing Performance Units such provisions concerning exercise or lapse of the Performance Units on death or termination of employment as may be determined by the Committee in the case of the grant of Pe rformance Units to an officer of the Company or a Subsidiary or by the Operating Committee in the case of the grant of Performance Units to an eligible employee who is not such an officer.

     7.2 A transfer of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute a termination of employment for purposes of Performance Units. The written instrument evidencing the Performance Units may specify whether, and to what extent, any authorized leave of absence or absence for military or governmental service or for any other reason shall constitute a termination of employment for purposes of the Performance Units and the Plan.

8. PROVISIONS RELATING TO TERMINATION OF THE COMPANY'S SEPARATE EXISTENCE

     The written instrument evidencing Performance Units may provide that if a Corporate Transaction occurs in which the Company is not the surviving entity, the Performance Units evidenced shall be immediately exercisable in full. The written instrument may also provide that if a Corporate Transactio n occurs in which the Company is not the surviving entity, (i) such Performance Units shall be continued with appropriate adjustments or (ii) a revised award of equal value shall be substituted for the previously outstanding Performance Units.

9. WRITTEN INSTRUMENTS EVIDENCING PERFORMANCE UNITS

     Performance Units granted under the Plan shall be evidenced by a written instrument which may be in the form of an agreement to be signed by the Grantee. The written instrument shall set forth the terms and conditions of the Performance Units and such other matters as the Committee or Operating C ommittee, as the case may be, directs. Acceptance of any benefits of Performance Units by the Grantee shall be an assent to the terms and conditions set forth therein, whether or not the written instrument is in the form of an agreement signed by the Grantee.

10. EXERCISE OF RIGHTS UNDER PERFORMANCE UNITS

     10.1 A Grantee entitled to exercise Performance Units may do so only by delivery of a written notice to that effect in accordance with the terms and conditions of the written instrument evidencing the grant of such Performance Units and any other information which the Committee or Operating Comm ittee has previously required be furnished with the exercise and of which such Grantee has been notified.

     10.2 All notices or requests by a Grantee provided for herein shall be delivered to the Secretary of the Company.

11. EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall become effective on October 27, 1992, and no Performance Units may be granted under the Plan after July 25, 1998. The termination of the Plan shall have no effect on Performance Units then outstanding.



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12. DATE OF PERFORMANCE UNITS

     The date of Performance Units shall be the date on which the Committee's or Operating Committee's determination to grant the same is final, or such later date as shall be specified by the Committee or Operating Committee in connection with such determination.

13. TERMINATION, SUSPENSION, OR MODIFICATION OF THE PLAN

     The Board may at any time terminate, suspend, or modify the Plan. No termination, suspension, or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under Performance Units granted before the date of such termination, suspension, or modification unle ss such grantee or Successor consents thereto. Adjustments for changes in capitalization and Corporate Transactions as provided for herein shall not, however, be deemed to adversely affect any such right. To the extent required by applicable law, no member of the Board who is an officer or employee of the Company or a Subsidiary shall vote on any proposed amendment to the Plan or on any other matter or question arising under the Plan relating solely to his or her own individual interest thereunder.

14. NONUNIFORM DETERMINATION PERMISSIBLE

     The Committee's or Operating Committee's determinations under the Plan, including, without limitation, determination as to the persons to receive Performance Units, the terms, conditions, and provisions of Performance Units, and the written instruments evidencing Performance Units, need not be un iform as among persons similarly situated and may be made selectively among eligible employees.

15. TAXES

     The Company shall be entitled to withhold the amount of any withholding tax payable with respect to any Performance Units as determined by the Committee.

16. ADJUSTMENT FOR CHANGES IN CAPITALIZATION AND CORPORATE TRANSACTIONS

     Any change in the number of outstanding Shares occurring through stock splits, combination of Shares, recapitalization, or dividends consisting of Shares after the adoption of the Plan shall be appropriately reflected in the calculation of financial performance of the Company under Performance Un its granted prior thereto. Similar adjustments shall be made in the event of distribution of other securities or other consideration in respect of outstanding Shares or in the event of a Corporate Transaction or any other change in the corporate structure, if and to the extent that the Committee de ems such adjustments appropriate to maintain the interest of the Grantee (or the Successor) as it existed before the occurrence of the event.

17. TENURE

     A Grantee's right, if any, to continue in the employee of the Company or a Subsidiary shall not be affected by the fact that the Grantee is a participant under the Plan; and the Company or Subsidiary shall retain the right to terminate the Grantee's employment without regard to the effect such te rmination may have on any rights the Grantee may have under the Plan.



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18. UNFUNDED PLAN

     The adoption of the Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust. The benefits provided under the Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Grantee nor the Successor shall have any interest in any assets of the Company by virtue of the Plan. Nothing in this section shall be construed to prevent the Company from implementing or setting aside funds in a grantor trust subject to the claims of the Company's credi tors. Legal and equitable title to any funds set aside, other than any grantor trust subject to the claims of the Company's creditors, shall remain in the Company and any funds so set aside shall remain subject to the general creditors of the Company, present and future. Any liability of the Compan y to any Grantee with respect to Performance Units shall be based solely upon contractual obligations created by the Plan and the written instruments evidencing Performance Units.

19. GOVERNING LAW

     The Plan shall be governed, construed, and enforced in accordance with the laws of Texas applicable to transactions that take place entirely within Texas, and where applicable, the laws of the United States.



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